UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2011
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Effective as of January 1, 2011, Spirit AeroSystems, Inc. (“Spirit”), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc. (the “Company”), entered into a consulting agreement (the “Consulting Agreement”) with Ronald C. Brunton, who retired as Senior Vice President, Special Assignments, of the Company on December 31, 2010. Pursuant to the Consulting Agreement, Mr. Brunton will provide such consulting services as Spirit may reasonably request, in exchange for a consulting fee of $6,000 per month. The Consulting Agreement is for an initial term of one year, and Spirit has an option to renew the agreement for an additional one-year term. Mr. Brunton is subject to covenants not to compete and not to solicit Spirit employees during the term of the Consulting Agreement, and confidentiality obligations during and beyond the term of the Consulting Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: February 4, 2011	/s/ Michelle A. Russell
Michelle A. Russell
Senior Vice President, General Counsel and Secretary